UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2008 (December 17, 2008)

HOLLY CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-03876	75-1056913
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Crescent Court, Suite 1600 Dallas, Texas	75201-6915
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On December 17, 2008, the Board of Directors of Holly Corporation (“Holly”) appointed Leldon E. Echols as a director of Holly effective January 1, 2009, filling a vacancy created by an increase in the number of directors. Mr. Echols will serve on the Board’s audit committee.
     Mr. Echols is a private investor and is currently a member of the boards of directors of three public companies, Trinity Industries, Inc. (NYSE: TRN), where he serves on the audit and human resources committees, Crosstex Energy, L.P. (NASDAQ: XTEX), and a related company, Crosstex Energy, Inc. (NASDAQ: XTXI), where he serves on the audit committees. Mr. Echols also serves on the boards of directors of Roofing Supply Group Holdings, Inc. and Colemont Corporation, two private companies. Until October 2007, Mr. Echols was also a member of the board of directors of TXU Corp. (NYSE: TXU).
     From June 2000 to June 2006, Mr. Echols served as executive vice president and chief financial officer of Centex Corporation. Before joining Centex Corporation, Mr. Echols was a managing partner in Arthur Andersen LLP’s audit and business advisory practice from 1997 to 2000, and he held various other positions with the firm between 1978 and 1997. Mr. Echols received a bachelor of science degree in accounting from Arkansas State University and is a certified public accountant. Mr. Echols will be an independent director under the rules of the New York Stock Exchange.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY CORPORATION
By:	/s/ Scott C. Surplus
Scott C. Surplus
Vice President and Controller

Date: December 23, 2008